Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the use of our report dated May 13, 1998 on the Intelligent Interactions Corporation financial statements and to all references to our Firm included in or made a part of this 24/7 Media, Inc. Form S-1 Registration Statement (File No. 333-56085).

                                                             Arthur Andersen LLP

Washington, D.C.
August 12, 1998